Exhibit (j)(3)



                               September 28, 2005









National City Investment Management Company
1900 East Ninth Street
Cleveland, Ohio  44114

                  Re: Allegiant Ohio Intermediate Tax Exempt Bond Fund Allegiant Ohio Municipal Money Market Fund

Gentlemen:

         We hereby consent to the use of our name and the reference of our firm in Post-Effective Amendment No. 76 to the Registration Statement on Form N-1A of Allegiant Ohio Intermediate Tax Exempt Bond Fund and Allegiant Ohio Municipal Money Market Fund and the related Statement of Additional Information. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                             Very truly yours,

                                             /s/ Squire, Sanders & Dempsey LLP
                                             ---------------------------------
                                             Squire, Sanders & Dempsey LLP